EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115918) pertaining to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees; in the Registration Statement (Form S-8 No. 333-85608) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors; in the Registration Statement (Form S-8 No. 33-83516) pertaining to the Martin Marietta Materials, Inc. Omnibus Securities Award Plan, as amended; in the Registration Statement (Form S-8 No. 333-15429) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees; in the Registration Statement (Form S-8 No. 333-79039) pertaining to the Martin Marietta Materials, Inc. Stock-Based Award Plan, as amended, of our report dated May 31, 2006, with respect to the financial statements and schedules of the Martin Marietta Materials, Inc. Performance Sharing Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2005.

Dixon Hughes PLLC

Raleigh, North Carolina
June 28, 2006